Exhibit 10.30

AMENDMENT N°2

TO GENERAL TERMS AGREEMENT N° GE-1-2299982290-2

WHEREAS, General Electric Company acting through its GE Aviation business unit (hereinafter referred to as "GE") and Willis Lease Finance Corporation (hereinafter referred to as "Buyer") have entered into General Terms Agreement  n° GE-1-2299982290-2 dated May, 26th 2010 (the "Agreement") consisting of the applicable terms and conditions governing the sale and the support by GE and the purchase by Buyer from GE of spare engines, Modules, optional equipment and spare Parts therefore in support of GE powered aircraft;

WHEREAS, Buyer has acquired or is in the process of acquiring new and used [*]Spare Engines and the parties desire to amend the Agreement to include the [*] Engine.

NOW THEREFORE,  in mutual consideration of the mutual covenants herein contained, the parties agree that the Agreement is further amended by this Amendment n°2 as follows :

FIRST:        Whenever “Engine” is used in the Agreement, it now also includes the [*] Engine.

SECOND:   Exhibit A-Engine Warranty Plan is amended to include the [*] Engine. The actual [*] Engine Warranty Plan is as set forth in Letter Agreement No. 3 to the GTA.

THIRD:      The provisions of Exhibit B to the Agreement : Payment Terms will likewise apply to the [*] Spare Engines.

Nothing contained in this Amendment N°2 shall subject GE to any duplicate or multiple obligation or liability to which it would not otherwise be subject to under the Agreement, or modify in any respect GE' s rights under the Agreement.

This Amendment n°2 to the Agreement shall be governed by and construed in accordance with the laws of the State of New York (USA).

Except as expressly set forth herein, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 22 day of December 2017.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

WILLIS LEASE FINANCE CORPORATION	GENERAL ELECTRIC COMANY

By :	By :

Name :	Name:

Title :	Title :

Date :	Date :

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.